WARRANT AGREEMENT

         WARRANT AGREEMENT, dated as of the _____ day of November, 1996, between Global-Chase Industries, Inc., a Minnesota corporation (the "Company") and IDATA, Inc.., as Warrant Agent (the "Warrant Agent").


                                    RECITALS


         The Company has outstanding 20,000,000 A Warrants and 20,000,000 B Warrants, no par value, of the Company (hereinafter referred to as "Shares") to acquire up to 40,000,000 shares, such Warrants being referred to as "Warrants" and the Certificates representing the Warrants being referred to as the Warrant Certificates; and

         The Board of Directors of the Company has duly authorized the issuance of the Warrants and the shares to be issuable upon exercise thereof; and

         The Company desires to provide for the issuance of the Warrants and to provide for certain terms and provisions of the Warrants more fully than is set forth in the Warrant Certificates; and

         The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of Warrants and other matters.

                                    AGREEMENT

         For the purposes of defining the terms and provisions of the Warrant Certificates and the Warrants and the respective rights and obligations of the Company, the Registered Holders, and the Warrant Agent, the parties agree as follows:


SECTION 1.  Definitions.

         In addition to the definitions set forth elsewhere:

         (a) "Corporate Trust Officer" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal corporate trust business shall be administered, which office is located at this date at Dallas, Texas.

         (b) "Expiration Date" shall mean the close of business on July 2, 1999, or, if in Minneapolis, MN, such date shall be a holiday or a day on which banks are authorized to close, then the next following day which in such city is not a holiday or a day on which banks are authorized to close.

         (c) "Initial Exercise Date" shall mean July 2, 1996.

         (d) "Purchase Price" shall mean $.10 for A Warrants and $.20 for the B Warrants, per share, as such amount may be adjusted s provided in
Section 11.

         (e) "Registered Holder" or "Holder" shall mean the person in whose name any Warrant Certificate shall be registered on the books maintained by the Warrant Agent pursuant to Sections 5 and 8.

         (f) "Registered Holders" or "Holders" shall mean the person in whose name any Warrant Certificate shall be registered on the books maintained by the Warrant Agent pursuant to Sections 5 and 8.

SECTION 2.  Appointment of Warrant Agent.

         The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 3.  Warrants and Issuance of Warrant Certificates.

         Each Warrant shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share upon the exercise thereof during a term to commence on the Initial Exercise Date and expire on the Expiration Date, subject to modification and adjustment as provided in Section
11. Each Warrant shall remain attached to its share as a Unit until the Initial Exercise Date and shall not be separately tradeable until 30 days from that date. Upon execution of this Agreement and thereafter, Warrant Certificates representing Warrants to purchase the shares shall be executed by the Company and delivered to the Warrant Agent and shall be countersigned, attached to shares and delivered by the Warrant Agent upon written order of the Company signed by its president, any vice president, its treasurer or its secretary.

         From time to time, until the Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole share denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 10, no Warrant Certificate shall be issued except (i) Warrant Certificates initially issued pursuant to the transactions contemplated hereby; (ii) Warrant Certificates issued on or after the Initial Exercise Date upon the partial exercise of any Warrant Certificate to evidence the portion of such Warrant Certificate not exercised; (iii) Warrant Certificates issued upon transfer or exchange of Warrants permitted by this Agreement, and (iv) Warrant Certificates issued pursuant to the provisions of Section 11(b).

SECTION 4.  Form and Execution of Warrant Certificates.

         The Warrant Certificate shall be in registration form substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks or identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of countersignature thereof by the Warrant Agent (whether upon initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates).

         Warrant Certificates shall be signed on behalf of the company by its president or a vice president and by its secretary or an assistant secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future president, vice president, secretary or assistant secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the company may adopt and use the facsimile signature of any person who shall have been president, vice president, secretary or assistant secretary, notwithstanding the fact that at the time the Warrant Certificate shall be countersigned and delivered or disposed of he shall have ceased to hold such office.

         In case any officer of the company who shall have signed any of the Warrant Certificates shall case to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the company; and any Warrant Certificate may be signed on behalf of the company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the company to sign such Warrant Certificate, although at the date of this execution of this Warrant Agreement any such person was not such officer.

SECTION 5.  Registration and Countersignature.

         Warrant Certificates issued as provided herein shall be registered in the name of the Registered Holders of the Warrant Certificates to whom they are issued.

         Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.

         The company and the Warrant Agent may deem and treat the Registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof, any distribution to the holder(s) thereof, and for all other purposes, and neither the company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 6.  Exercise; No Fractional Shares or Warrants.

         Each Warrant represented by a Warrant Certificate, may be exercised upon the terms and subject to the conditions set forth herein and in such Warrant Certificate, at any time on or after the Initial Exercise Date but not after the Expiration Date. Each Warrant and Warrant Certificate not exercised on the Expiration Date shall thereupon become void and all rights of the Holder thereunder and under this Agreement shall cease. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Date of Exercise") of the surrender to the Warrant Agent at its Corporate Trust Office of the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Holder thereof or his attorney duly authorized in writing, together with payment to the Warrant Agent of the Purchase Price in cash or by official bank or certified check, and the person entitled to receive the Shares deliverable upon such exercise shall be treated for all purposes as the Holder of such Shares at the close of business on the Date of Exercise. If the Date of Exercise is in Minneapolis, Minnesota, a holiday or a day on which banks are authorized or obligated by law to close, then the next following day which is not a holiday or a day on which banks are authorized or obligated by law to close shall be deemed the Date of Exercise. Upon the exercise of nay Warrant, the Warrant Agent shall promptly notify the company in writing of such fact, of the number of Shares to be delivered upon such exercise, and of the amount of cash received in payment of the Purchase Price. The Warrant Agent shall deposit all moneys received upon the exercise of Warrants in a special account and shall deliver all or part of such moneys to or upon the order of the company upon receipt of instructions from the president, any vice president, the treasurer or the secretary of the company.

         The company shall not be obligated to issue any fraction of a Share upon the exercise of any Warrant or Warrants. If more than one Warrant shall be exercised at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares issuable upon the exercise of all Warrants otherwise issuable or deliverable upon exercise of a Warrant, The company shall deliver cash in an amount equal to the market value of any such fraction of a Share, computed either (i) on the basis of the last reported sale price of the company's Shares on any national securities exchange where listed, on the last trading day prior to the Date of Exercise or, if there shall not have been a sale on such day, on the basis of the average of the last reported bid and asked price on such exchange, or (ii) if the company's Shares shall not then be listed or admitted to trading on any national securities exchange, on the basis of the average of the last reported bid and asked prices on such day as reported by NASDAQ or a similar service or organization selected by the Board of Directors of the company, or (iii) if not determinable as aforesaid, then on the basis of the average of the last reported bid and asked prices on such day as furnished by the principal market maker in the company's Shares, as determined by the company. Upon such surrender of a Warrant Certificate, the payment of the Purchase Price, and subject to the fifth paragraph in Section 7, the Warrant Agent shall thereupon (i) promptly requisition, from any transfer agent of the Shares of the company, one or more certificates for the number of Shares to be purchased, and (ii) promptly after receipt of such certificate or certificates for Shares cause the same to be delivered to or upon the order of the Registered Holder of such Warrant Certificate, registered in such name or names as may be designated by such Holder, together with a check in payment for any fraction of a Share. The company irrevocably authorizes the Warrant Agent to make all such requests for Shares and the transfer agent or transfer agents for the Shares of the company to comply with all such requests.

         The company shall not be obligated to issue any fractional Warrants on any distribution of Warrants to Registered Holders of Warrant Certificates pursuant to Section 11(b) hereof or to issue Warrant Certificates which evidence fractional Warrants , but the company shall in such event pay to the Registered Holder of any company shall in such event pay to the Registered Holder of any Warrant Certificate who would upon such adjustment, but for the operation of this paragraph, be entitled to receive a fractional fraction of a Warrant, computed either (i) on the basis of the last reported sale price of Warrants on any national securities exchange where listed, on the trading day next following the record date for such adjustment or, if there shall not have been a sale on such day, on the basis of the average last reported bid and asked prices on such exchange, or (ii) if the Warrants shall not then be listed or admitted to trading on any national securities exchange, on the basis of the average of the last reported bid and asked prices on such exchange, on the basis of the average of the last reported bid and asked prices regular way on such day as reported by NASDAQ or a similar service or organization selected by the Board of Directors of the company, or (iii) if not determinable as aforesaid, then on the basis of the last reported bid and asked prices on such day as furnished by any principal market maker in the Warrants, as determined by the company, or (iv) if there has been no bid and asked prices reported by any such market maker, on the basis of that portion of the Unit purchase price attributable to the Warrant as designated in the prospectus offering the Units. Each Registered Holder of a Warrant Certificate by the acceptance thereof expressly waives his right to receive a certificate for a fractional Warrant upon adjustments of the type described herein.

         In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates will be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, pursuant to the provisions of Section 3. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the company.

         No adjustments shall be made for any cash dividends on Shares issuable upon the exercise of a Warrant.

SECTION 7.  Reservation of Shares; Listing; Payment of Taxes, Etc.

         The company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants.

         The company covenants that all Shares which may be issued upon exercise of Warrants will upon issue be fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         The company will from time to time take all actions which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants, and all actions which may be necessary so that such Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchange within the United States of America, if any, on which all other Shares are then listed.

         The company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any Shares upon exercise of the Warrants; provided, however, that if Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

         The company will make available to the Warrant Agent any cash which may be payable as provided in Sections 6 and 7 hereof prior to the time the Warrant Agent shall be required to make any such payment. The company will file with the Warrant Agent a statement setting forth the name and address of its transfer agent and its registrar for Shares.


SECTION 8.  Exchange and Registration of Transfer.

         Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants and may be transferred in whole or in part at any time prior to the Expiration Date; provided that Warrant Certificates shall be transferable only in combination with Shares as whole units prior to the Initial Exercise Date. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Trust Office, and the company shall execute, and the Warrant Agent shall countersign and deliver in exchange therefor, the Warrant Certificate or Certificates which the Holder making the exchange shall be entitled to receive, pursuant to Sections 3 and 4.

         The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates in accordance with Section 5 and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the company shall execute, and the Warrant Agent shall countersign and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

         All Warrant Certificates presented for registration or transfer or for exchange shall have the assignment form on the reverse thereof duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any exchange or registration of transfer or Warrant Certificates, but the company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith and which the company is not required to pay hereunder.

         All Warrant Certificates so surrendered or surrendered for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant agent and thereafter retained by the Warrant Agent unless otherwise directed by the company in writing.

SECTION 9.  Purchase and Cancellation of Warrants.

         The company shall have the right, at its option, to purchase or acquire Warrants upon tender or in the open market or through private sale or exchange or upon any securities exchange or in any other way, at the best prices at which outstanding Warrants are, in the judgment of the company, obtainable. Any such purchase shall be in accordance with all other provisions of this Agreement. In the event the company shall purchase or otherwise acquire any Warrant or Warrants after the issuance thereof, such Warrant or Warrants shall thereupon be delivered to the Warrant Agent and be canceled by it and retired.

         The company may redeem the warrant from the warrant holder at any time, for the redemption price of $0.01 per warrant after first giving the warrant holder 30 days advance written notice of the intent to redeem the warrant.

SECTION 10.  Loss or Mutilation.

         Upon receipt by the company and the Warrant Agent of evidence satisfactory to them of any ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate of like tenor evidencing Warrants to purchase the same number of shares at the same price per share as the Warrant Certificate so lost, stolen or destroyed or the Warrant Certificate so surrendered and canceled. Any such substitute Warrant Certificate shall constitute an original contractual obligation of the company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the company or the Warrant Agent may prescribe.

SECTION 11. Adjustment of Purchase Price and Number of Shares Deliverable or Number of Warrants.

         The Purchase Price, the number of shares purchasable upon the exercise of each Warrant, and the number of warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

         (a) (i) In case the company shall at any time after the date of this Agreement (i) declare a dividend on the shares in shares of its capital stock,
(ii) subdivide the outstanding shares, (iii) combine the outstanding shares into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the shares (including any such reclassification in connection with a consolidation or merger in which the company is the continuing corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made pursuant to this subsection, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes, the Board of Directors of the company (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall determine the allocation of the adjusted Purchase Price between or among shares of such classes.

         (ii) In case the company shall fix a record date for the issuance of rights or warrants to all holders of shares entitled (for a period expiring not more than 45 days after such record date) to subscribe for or purchase shares (or securities convertible into shares) at a price per share (or having a conversion price per share, if a security convertible into shares) less than the current market price per share (as defined in subsection (iv) of this Section 11(a) on such record date, the current Purchase Price to be in effect after such record date shall be determined by multiplying the current Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be (a) the number of shares outstanding on such record date plus
(b) the number of shares so offered (or reserved against exercise of such conversion rights), multiplied by the offering price (or the initial conversion price) and divided by the current market price and of which the denominator shall be the number of shares outstanding on such record date plus the number of additional shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the company. Shares owned by or held for the account of the company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (iii) In case the company shall fix a record date for the making of a distribution to all holders of shares (including any such distribution made in connection with a consolidation or merger in which the company is the continuing corporation) or evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares) or subscription rights or warrants (excluding those referred to in subsection (ii) of this Section 11(a), the current Purchase Price to be in effect after such record date shall be determined by multiplying the current Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share (as defined in subsection (iv) of this Section 11(a) on such record date, less the fair market value (as determined by the Board of Directors of the company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share and of which the denominator shall be such current market price per share. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the purchase price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         If any such rights or warrants shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the company upon the exercise thereof, the Purchase Price then applicable shall, forthwith upon any such increase becoming effective, be readjusted to reflect such increase.

         (iv) For the purpose of any computation under subsections (ii) and
(iii) of this Section 11(a), the current market price per share on any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days immediately preceding the day in question, after appropriate adjustment for share distributions, subdivisions, combinations or reclassifications occurring within said 30-day period. The closing price of reach day shall be the last reported sale price; or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on any national securities exchange where listed, or, if the shares are not listed or admitted to trading on any national securities exchange, the average of the last reported bid and asked prices as reported by NASDAQ, or if not determinable as aforesaid, the average of the last bid and asked prices as furnished by the principal market matter in the company's shares, as determined by the company.

         (v) In any case in which this Section 11(a) shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the company may elect to defer until the occurrence of such event the issuing to the Holder of any Warrant exercised after such record date of the Shares and other capital stock of the company, if any, issuable upon such exercise over and above the Shares and other capital stock of the company, if any, in which the Holder was entitled to purchase on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the company shall deliver to such Holder, a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (vi) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase over decrease of at least 12-1/2 Cents in such price; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (vii) In the event that at any time as a result of an adjustment made pursuant to subsection (i) of this Section 11(a), the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of the company other than shares, thereafter the Purchase Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares contained in subsections (i) through (vii) of this Section 11(a).

         (viii) Unless the company shall have exercised its election as provided in subsection (b) of this Section 11, upon each adjustment of the Purchase Price as a result of the calculations made in subsections (i), (ii) or (iii) of this
Section 11(a), each Warrant outstanding prior to the making of the adjustment in the Purchase Price shall thereafter evidence the right to purchase, at the adjusted Purchase Price, the number of shares (calculated to the nearest hundredth) obtained by (a) multiplying the number of shares purchasable upon exercise of a Warrant prior to adjustment of the number of shares by the Purchase Price in effect prior to adjustment of the Purchase Price and (b) dividing the product so obtained by the Purchase Price in effect after such adjustment of the Purchase Price.

         (b) The company may elect on or after the date of any adjustment of the Purchase Price, in substitution for any adjustment in the number of shares purchasable upon the exercise of a Warrant as provided in subsection (viii) of
Section 11(a), to adjust the number of Warrants owned by each Holder of a Warrant on such date as hereinafter provided. Each Warrant outstanding after such adjustment of the number of Warrants shall entitle the Holder thereof to purchase one share at the adjusted Purchase Price. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by (a) multiplying the number of Warrants held of record prior to adjustment of the Purchase Price and
(b) dividing the product so obtained by the Purchase Price in effect after adjustment of the Purchase Price.

         The company shall make a public announcement of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this Section 11(b) the company shall, as promptly as practicable, distribute to Holders or record on such record date Warrant Certificates evidencing, subject to Section 6, the additional Warrants to which such Holders shall be entitled as a result of such adjustment, or, at the option of the company, shall distribute to such Holders of record in substitution and replacement for the Warrant Certificates held by such Holders prior to the date of adjustment, and upon surrender thereof, if required by the company, no Warrant Certificates evidencing all the Warrants to which such Holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner specified in Sections 3 and 4 hereof (but may bear, at the option of the company, the adjusted Purchase Price) and shall be registered in the names of the Holders of record of Warrant Certificates on the record date specified in the public announcement.

         (c) (i) In case of any capital reorganization of the company, or in case of any reclassification or change of outstanding shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or combination), or in case of any consolidation or merger of the company with or into another entity, or in case of any sale or conveyance to another entity of the property of the company as an entirety or substantially as an entirety, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale or conveyance, the company or such successor or purchasing entity, as the case may be, shall forthwith enter into a supplemental agreement ("Supplemental Agreement") with the Warrant Agent which will provide that the Holder of each Warrant then outstanding will have the right thereafter to receive on exercise of such Warrant the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale or conveyance by a holder of a number of shares equal to the number of shares issuable upon exercise of such Warrant immediately prior to such reorganization, reclassification, change, consolidation, merger, sale or conveyance. Such Supplemental Agreement shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 11. The above provisions of this Section 11(c) shall similarly apply to successive reorganizations, reclassifications and changes of shares and to successive consolidations, mergers, sales or conveyances.

         (ii) In case of any consolidation or merger of the company with or into another entity, or in case of any sale or conveyance to another entity of all or substantially all of the property of the company, then, in lieu of the procedure specified in Subsection (i) of Section 11(c), the company may at its option redeem the outstanding Warrants as a whole, but only if the current market price per share exceeds the Purchase Price on the date the company gives notice of such redemption, as such current market price is determined under Subsection (v) of Section 11(a) except that in determining such market price for purposes of this Subsection (ii), the prices shall be those determined by averaging prices for the five earliest consecutive business days within the seven business days before the notice of redemption is given. the option shall be exercised by a written notice given to the Holders of record at the close of business immediately preceding the date on which the notice is given. The notice shall be mailed not less than 30 days before the redemption date. The Notice shall specify the date fixed for redemption and the redemption price at which Warrants are to be redeemed and shall state that payment of the Warrants to be redeemed will be made at the principal office of the Warrant Agent in the City of Minneapolis, Minnesota, upon presentation and surrender of the Warrants and that from and after the redemption date no interest will accrue on amounts held for a Holder. The notice of redemption shall also include a statement with respect to the existence of the rights of the Holder to exercise his rights to acquire shares and the Purchase Price applicable and shall state that the exercise rights as to shares pursuant to the Warrant will terminate on the close of business on the business day before the redemption date. If the company has given notice of redemption as above provided and has deposited funds sufficient to pay the redemption price, the Warrants called for redemption and still unexercised and outstanding shall be due and payable on the redemption date and shall no longer be deemed to be outstanding thereafter and shall cease to be entitled to any further rights or amounts other than to receive the redemption price from amounts held by the Warrant Agent. The Warrant Agent shall hold the redemption monies in trust for the owners of the Warrants called for redemption and shall pay the same to holders without interest upon presentation and surrender of warrants.

         The redemption price attributable to each Warrant to buy one share shall be the excess of (x) the current market price per share as determined under the first sentence of this Subsection (ii) over (y) the Purchase Price in effect on the close of business on the last business day before the notice of redemption is given.

         (d) (i) Upon any adjustment of the Purchase Price pursuant to this
Section 11, the company shall forthwith (a) cause to be filed with the Warrant Agent a certificate of a firm of independent accountants (which may be the independent accountants for the company) setting forth the Purchase Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (b) cause to be mailed to each of the Registered Holders of the Warrant Certificates written notice of such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of Section 11(d)(ii).

         (ii) In case:

         (a) The company shall authorize the issuance to all holders of shares of rights or warrants to subscribe for or purchase shares or any securities convertible into shares, or of any other subscription rights or warrants; or

         (b) The company shall authorize the distribution to all holders of shares or evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares); or

         (c) Of any consolidated or merger to which the company is a party and for which approval of any shareholders of the company is required, or of the conveyance or transfer of the properties and assets of the company substantially as an entirety, or of any capital reorganization or reclassification or change of outstanding shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

         (d) Of the voluntary or involuntary dissolution, liquidation or winding up of the company; or

         (e) The company proposes to take any action (other than actions of the character described in Section 11(a)(i)) which would require an adjustment of the Purchase Price pursuant to Section 11;


         Then the company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Registered Holders of the Warrant Certificates at their address appearing on the Warrant register, at least 20 days (or 60 days in any case specified in clause (c) above) prior to the applicable record date hereinafter specified, written notice stating (i) the date as of which the holders of record of shares to be entitled to receive any such rights, warrants or distributions are to be determined, or (ii) the date on which any such reorganization, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares shall be entitled to vote upon, and if approved, to exchange their shares for securities or other property, if any, deliverable upon such conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this subsection or any failure to give the notice required by this subsection or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares and other securities and property deliverable upon exercise of the Warrants.

         (iii) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof of the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Board of Directors of the company or any other matter, or any rights whatsoever as shareholders of the company.

         (iv) The form of Warrant need not be changed because of any change pursuant to this Section 11 in the Purchase Price or in the number of shares purchasable upon the exercise of a Warrant, and Warrant Certificates issued after such change may state the same Purchase Price and the same number of shares as are stated in the Warrant Certificates initially issued pursuant to this Agreement. However, the company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that it may deem appropriated and that does not affect the substance thereof; and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

         (e) Anything in this Section 11 to the contrary notwithstanding, no adjustment in the Purchase Price or in the kind or amount of shares or other securities issuable upon exercise of the Warrants or in any other respect shall be made, and no notice need be given, pursuant to the provisions of this Section 11, by reason of the offer and sale of the Shares, Warrants and Units contemplated in the recitals to this Agreement or the issuance of Shares upon the exercise of the Warrants.

SECTION 12.  Concerning The Warrant Agent.

         The Warrant Agent acts hereunder solely as agent for the company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by countersigning and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity of this Warrant Agreement (except its valid execution hereof) or the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or any shares or other shares or other property delivered upon exercise of any Warrant or whether any such shares or other shares are fully paid and nonassessable. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for the correctness of any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed, sent or presented by the proper party or parties, (ii) be responsible for any failure on the part of the company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel to the company) and shall incur no liability or responsibility to the company or to any Holder of any Warrant Certificate or any other person or corporation for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order, election or demand of the company shall be sufficiently evidenced by an instrument signed by its President, any of its Vice Presidents, it Secretary, any of its Assistant Secretaries or its Treasurer (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

         The company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for all expenses, including counsel fees, taxes and governmental charges and other charges of any kind and nature, incurred by the Warrant Agent hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

         The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Registered Holders of the Warrants, as their respective rights or interests may appear.

         The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days prior written notice to the company. The company may remove the Warrant Agent and discharge it from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days prior written notice to the Warrant Agent. At least 15 days prior to the date such resignation or removal is to become effective, the Warrant Agent shall cause a copy of such notice of resignation or removal to be mailed to the Registered Holder of each Warrant Certificate. Upon such resignation or removal the company shall appoint in writing a new warrant agent. If the company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, or within 30 days after it has notified the Warrant Agent in writing of such removal, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. If a new warrant agent shall not have been appointed by the date such resignation or removal becomes effective, the duties of the Warrant Agent shall be carried out by the company pending such appointment. Any new warrant agent, whether appointed by the company or by such a court, shall be bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $1,000,000 and having its principal office in either Minneapolis or St. Paul, Minnesota.

         After acceptance in writing of such appointment by the new warrant agent is received by the company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the company and shall be legally and validly executed and delivered by the resigning warrant agent. Not later than the effective date of any such appointment the company shall file notice thereof with the resigning or removal Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

         Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting form any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraphs, any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the company and to the Registered Holder of each Warrant Certificate. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant shall have the full force provided in the Warrant and in these instructions.

         The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers, directors, stockholders, or employees may buy and hold or sell Warrants or other securities of the company and otherwise deal with the company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the company or for any other legal entity.



SECTION 13.  Modification of Agreement.

         The Warrant Agent and the company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Warrant Certificates; but this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Holders of Warrant Certificates representing not less than 66-2/3% of the Warrants outstanding; provided, however, that no change in the number or nature of the shares purchasable upon the exercise of Warrant, or the Purchase Price therefor, or the Expiration Date of a Warrant, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes are as specifically prescribed by or contemplated in this Agreement as originally executed.

SECTION 14.  Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered, or three business days after being mailed first-class postage prepaid, or on the next business day after being delivered to a telegraph office for transmission:

         (i) if to the Registered Holder of a Warrant Certificate at the address of such Holder as shown on the Warrant register maintained by the Warrant Agent; or

         (ii) if the Company at 320 East Main Street, Anoka, Minnesota 55303, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; or

         (iii) if to the Warrant Agent at IDATA, Inc., 14675 Midway Road, Dallas, Texas 75244, or at such other address as may have been furnished to the Company in writing by the Warrant Agent.

SECTION 15.  Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.


SECTION 16.  Persons Benefiting.

         This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and, to the extent that the provisions hereof are incorporated in the Warrant Certificates by the provisions hereof are incorporated in the Warrant Certificates by the terms hereof, shall be binding upon and shall inure to the benefit of the Holders from time to time of the Warrant Certificates, and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person or corporation any legal or equitable right, remedy or claim or to impose upon any other person any duty, liability or obligation.

SECTION 17.  Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 18.  Descriptive Headings.

         The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 19.  Termination.

         This Agreement shall terminate at the close of business on July 2, 1999 or such later date as Warrant Certificates remain eligible for exercise. Notwithstanding the foregoing, this Agreement will terminate on any earlier date is all Warrants have been exercised. The provisions of Section 12 shall survive such termination.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.



                           GLOBAL-CHASE INDUSTRIES, INC.


                           By: _______________________________
                               Robert Severson, President





                           IDATA, INC.

                           By: _______________________________